Item 77C

FLAG INVESTORS COMMUNICATIONS FUND, INC.

Registrant incorporates by reference Registrant's Proxy Statement filed on June 12, 2002 (Accession No. 0000950169-02-000181).

Registrant incorporates by reference Registrant's Annual Report as of December 31, 2002, filed on February 27, 2003 (Accession No. 0000088053-03-000253) which details the matters proposed to shareholders and the shareholder votes cast.